Exhibit 99.1
Ellington Credit Company Announces Financial Results for the Second Fiscal Quarter Ended September 30, 2025
OLD GREENWICH, Connecticut—November 19, 2025—Ellington Credit Company (NYSE: EARN) ("we") today reported financial results for the quarter ended September 30, 2025.
Highlights
•Net asset value (NAV) per share was $5.99 as of September 30, 2025, which includes the effects of distributions of $0.24 per share for the quarter.
•GAAP net income was $4.3 million or $0.11 per share.
•Net investment income ("NII") was $8.5 million, or $0.23 per share.
◦Adjusted net investment income1 was $8.5 million, or $0.23 per share.
•CLO portfolio grew to $379.6 million as of September 30, 2025.
◦CLO debt investments—$185.5 million
◦CLO equity investments—$194.0 million
◦Purchased $115.7 million of CLO investments and sold $29.2 million, across 92 trades.
•Weighted average GAAP yield for the quarter, based on amortized cost, was 15.5% on the total CLO portfolio.
•Received $16.2 million in recurring cash distributions2 from the investment portfolio, or $0.43 per share.
Management Commentary
"Our CLO portfolio ramp-up continued in the quarter, and our net investment income increased in tandem. I’m pleased to announce that Ellington Credit Company achieved full dividend coverage from net investment income in September," said Laurence Penn, Chief Executive Officer and President.
"Results were further enhanced by active trading—encompassing 92 distinct CLO trades during the quarter—as well as by several CLO note redemptions at par on discounted purchases. We actively repositioned our portfolio during the quarter, as we added mezzanine debt tranches offering attractive yields and downside protection, while moderating new-issue equity exposure amid less favorable pricing dynamics. We also took advantage of secondary market opportunities to rotate into higher-quality, longer-dated equity positions.
"Looking ahead, our balanced mix of mezzanine and equity tranches (nearly a 50/50 split at quarter end), together with our significant credit hedging portfolio, should position us for both upside and resilience as market conditions evolve. We expect elevated loan repricing activity and ongoing credit dispersion to continue to create opportunities for outperformance through active management, reinforcing our confidence in delivering strong total returns for shareholders."
Distributions
During and subsequent to the quarter ended September 30, 2025, our Board of Trustees declared the following distributions on our common shares.

Declaration Date	Record Date	Payment Date	Distribution Per Share
July 8, 2025	July 31, 2025	August 29, 2025	$0.08
August 7, 2025	August 29, 2025	September 30, 2025	0.08
September 8, 2025	September 30, 2025	October 31, 2025	0.08
October 7, 2025	October 31, 2025	November 28, 2025	0.08
November 10, 2025	November 28, 2025	December 31, 2025	0.08
1 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Investment Income" below for an explanation regarding the calculation of Adjusted net investment income.
2 "Recurring cash distributions" primarily includes distributions received from our CLO investments but excludes cash received from CLO redemptions or sales during the quarter.

Investment Portfolio
The following table summarizes the composition of the investment portfolio as of September 30, 2025.

(In thousands)	Amortized Cost	Fair Value	% of Total Investments
U.S. CLO debt	$140,385	$142,007	37.3%
European CLO debt	41,770	43,541	11.5%
Total CLO debt	182,155	185,548	48.8%
U.S. CLO equity	185,970	184,838	48.6%
European CLO equity	9,468	9,208	2.4%
Total CLO equity	195,438	194,046	51.0%
Total CLO debt and equity	377,593	379,594	99.8%
Other investments	635	678	0.2%
Total investments	$378,228	$380,272	100.0%
Results of Operations
The following table summarizes our operating results for the quarter ended September 30, 2025:

	Quarter Ended September 30, 2025
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$5,161	$1,256	$6,728	$420	$281	$13,846	$0.37
Other investment income	—	—	305	—	—	305	0.01
Total investment income	5,161	1,256	7,033	420	281	14,151	0.38
Interest expense	(1,296)	(208)	(435)	(25)	—	(1,964)	(0.05)
Other expenses	—	—	—	—	(3,702)	(3,702)	(0.10)
Net investment income	3,865	1,048	6,598	395	(3,421)	8,485	0.23
Net realized gain (loss) on investments	907	223	235	(88)	(16)	1,261	0.03
Change in net unrealized gain (loss) on investments	(61)	(39)	(3,638)	(413)	54	(4,097)	(0.11)
Credit and foreign currency hedges, and other activities					(1,369)	(1,369)	(0.04)
Net income (loss)	$4,711	$1,232	$3,195	$(106)	$(4,752)	$4,280	$0.11
Net income (loss) per share(2)	$0.13	$0.03	$0.08	$—	$(0.13)	$0.11
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,563,048 shares for the quarter ended September 30, 2025.

The following table summarizes our operating results for the quarter ended June 30, 2025:

	Quarter Ended June 30, 2025
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$3,314	$696	$6,076	$455	$1,045	$11,586	$0.31
Other investment income	—	—	84	—	—	84	—
Total investment income	3,314	696	6,160	455	1,045	11,670	0.31
Interest expense	(774)	(126)	(262)	(13)	(540)	(1,715)	(0.05)
Other expenses	—	—	—	—	(3,434)	(3,434)	(0.09)
Net investment income	2,540	570	5,898	442	(2,929)	6,521	0.17
Net realized gain (loss) on investments	318	(1)	176	(25)	(239)	229	0.01
Change in net unrealized gain (loss) on investments	1,684	199	2,507	(599)	(14)	3,777	0.10
Credit and foreign currency hedges, and other activities					(322)	(322)	(0.01)
Net income (loss)	$4,542	$768	$8,581	$(182)	$(3,504)	$10,205	$0.27
Net income (loss) per share(2)	$0.12	$0.02	$0.23	$(0.01)	$(0.09)	$0.27
(1) Includes interest income and expense and net realized and change in unrealized gains and (losses) associated with corporate debt and equity and legacy mortgage‑related investments (substantially all of which were sold following the Company’s conversion to a regulated investment company). Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,559,195 shares for the quarter ended June 30, 2025.
CLO Performance
Credit markets generally rallied during the quarter ended September 30, 2025, supported by a dovish shift from the Federal Reserve, which delivered its first interest rate cut of the year in September. Despite increased dispersion in credit performance within the high-yield corporate bond market, corporate credit spreads tightened overall. Major equity indexes also rose on expectations of additional monetary easing.
In the U.S. leveraged loan market, overall index prices were roughly unchanged, but performance varied sharply by credit quality. Lower-quality CCC-rated loans fell several points amid idiosyncratic default concerns, while single-B-rated loans advanced on sustained CLO demand, further highlighting the theme of credit dispersion. Callable, higher-quality loans continued to be repriced at lower rates, with price premiums on those loans giving way to new issuance at par with tighter spreads. In Europe, credit dispersion was also significant, and leveraged loan prices lagged the U.S. largely due to more extensive repricing activity.
Despite mixed loan performance, U.S. and European CLO debt tranche spreads generally tightened over the quarter, supported by steady capital inflows into the sector and limited new issuance. Higher-quality, seasoned mezzanine debt outperformed as loan prepayment and repricing activity remained elevated. CLO equity also benefitted from the tightening in debt spreads, which allowed equity investors to refinance or reset liabilities at lower coupons, though this was partly offset in both the U.S. and Europe by continued loan repricings and isolated default concerns.
Our investment portfolio generated positive results for the quarter, driven by strong net investment income, and also reflecting net realized and unrealized gains on CLO mezzanine debt. Active trading as well as deal calls of mezzanine debt positions owned at discounts to par both continued to contribute to realized gains. Offsetting these gains were net realized and unrealized losses on CLO equity and on credit hedges designed to protect against downside risk. At September 30, 2025, our CLO portfolio had a fair value of $379.6 million and a weighted average projected yield of 13.4%, based on fair value, and we held cash and cash equivalents of $20.1 million.

Net Asset Value Summary
The following table summarizes our assets and liabilities as of September 30, 2025:

(In thousands, except share and per share amounts)	September 30, 2025
Assets
Investments, at fair value	$380,272
Cash and cash equivalents	20,085
Other assets	15,383
Total assets	415,740
Liabilities
Reverse repurchase agreements	175,333
Other liabilities	15,320
Total liabilities	190,653
Net asset value	$225,087
Common shares outstanding	37,567,849
Net asset value per common share	$5.99
About Ellington Credit Company
Ellington Credit Company (the "Fund") is a non-diversified closed-end fund that seeks to provide attractive current yields and risk-adjusted total returns by investing primarily in corporate collateralized loan obligations ("CLOs"), with a focus on mezzanine debt and equity tranches. The Fund is externally managed and advised by an affiliate of Ellington Management Group, L.L.C., a leading fixed-income investment manager founded in 1994. The Fund benefits from Ellington’s extensive experience and deep expertise in portfolio management, credit analysis, and risk management.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 20, 2025 to discuss our financial results for the quarter ended September 30, 2025. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID: EARNQ226. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtoncredit.com. To listen to the live webcast, please visit www.ellingtoncredit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtoncredit.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, November 20, 2025, at approximately 2:00 p.m. Eastern Time through Thursday, November 27, 2025 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-6911. International callers should dial (402) 220-6059. A replay of the conference call will also be archived on our web site at www.ellingtoncredit.com.

Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates on corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, a deterioration in the market for collateralized loan obligations, our ability to adapt to the new regulatory regime associated with our conversion to a closed-end fund/RIC, potential business disruption related to our conversion to a closed-end fund/RIC, ability to achieve the anticipated benefits of our conversion to a closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, increased tariffs, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form N-2, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, and is not possible for us to predict or identify them all. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
Reconciliation of Adjusted Net Investment Income to Net Investment Income
We calculate Adjusted Net Investment Income as net investment income adjusted for non-recurring expenses. Adjusted Net Investment Income is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Net Investment Income provides information useful to investors, because we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain expenses that we believe are less useful in forecasting long-term performance and distribution-paying ability.
Our calculation of Adjusted Net Investment Income may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable. In addition, because Adjusted Net Investment Income is an incomplete measure of our financial results and differs from net investment income computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net investment income computed in accordance with U.S. GAAP.
In setting our distributions, our Board of Trustees considers our earnings, liquidity, financial condition, distribution requirements, and financial covenants, along with other factors that the Board of Trustees may deem relevant from time to time.
The following table reconciles, for the quarters ended September 30, 2025 and June 30, 2025, our Adjusted Net Investment Income to the line on our Consolidated Statement of Operations entitled Net Investment Income, which we believe is the most directly comparable U.S. GAAP measure:

(In thousands except share amounts and per share amounts)	Quarter Ended September 30, 2025	Quarter Ended June 30, 2025
Net Investment Income	$8,485	$6,521
Adjustment:
Non-recurring expenses—Strategic transformation costs	35	75
Adjusted Net Investment Income	$8,520	$6,596
Weighted Average Shares Outstanding	37,563,048	37,559,195
Adjusted Net Investment Income Per Share	$0.23	$0.18